Exhibit 99

Jefferies Reports Record Third Quarter Financial Results

NEW YORK--(BUSINESS WIRE)--October 20, 2009--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the third quarter ended September 30, 2009.

Highlights for the third quarter include:

  Record net revenues of $700 million, up 155% from the prior year
  Record net income to Common Shareholders of $86 million, versus a loss of $31 million in the prior year
  Net earnings per common share (diluted) of $0.42, which matches a record, versus a loss of $0.18 per share in the prior year

Highlights for the nine months ended September 30, 2009 include:

  Record net revenues of $1.63 billion, up 88% from the prior year
  Record net income to Common Shareholders of $187 million, versus a loss of $96 million in the prior year
  Net earnings per common share (diluted) of $0.92 versus a loss of $0.64 per share in the prior year

"We are pleased with the momentum throughout Jefferies, as we continue to work hard to serve our clients in areas of our historical core competencies, as well as our many new business lines," commented Richard Handler, Chairman and Chief Executive Officer of Jefferies.

Conference Call

A conference call with management discussion of financial results for the third quarter ended September 30, 2009 will be held today, October 20, 2009, at 9:00 AM Eastern. Securities industry professionals may access the management discussion by calling 800-954-1051 or 212-231-2903. A one-week replay of the call will also be available at 800-633-8284 or 402-977-9140 (reservation code # 21438984). A live audio webcast and delayed replay can be accessed at www.jefferies.com.

About Jefferies

Jefferies, a major global securities and investment banking group, has served companies and their investors for more than 45 years. Headquartered in New York City, with offices in more than 25 cities around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF: www.jefferies.com).

CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30, 2009	Sep 30, 2008	Sep 30, 2009	Sep 30, 2008
Revenues:
Commissions	94,243	113,416	298,621	329,588
Principal Transactions	372,109	(3,430)	807,629	138,303
Investment Banking	122,529	130,125	280,446	338,704
Asset Management fees and investment (loss) from managed funds	20,966	(3,431)	21,485	(17,748)
Interest	161,091	209,183	413,777	624,614
Other	6,239	7,388	28,699	20,302
Total Revenues	777,177	453,251	1,850,657	1,433,763
Interest Expense	76,756	178,605	218,086	565,839
Net Revenues	700,421	274,646	1,632,571	867,924
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	23,596	(24,105)	30,620	(36,054)
Net Revenues, less Mandatorily Redeemable Preferred Interest	676,825	298,751	1,601,951	903,978

Non-Interest Expenses:
Compensation and benefits	395,031	246,186	956,619	783,651
Floor brokerage and clearing fees	23,510	18,946	60,570	50,482
Technology and communications	36,141	31,500	104,508	91,894
Occupancy and equipment rental	18,121	19,205	52,168	56,898
Business development	10,293	11,228	29,273	35,106
Other	18,699	25,342	52,273	66,440
Total non-interest expenses	501,795	352,407	1,255,411	1,084,471
Earnings / (loss) before income taxes	175,030	(53,656)	346,540	(180,493)
Income tax expense / (benefit)	65,210	(6,090)	130,299	(59,966)
Net earnings / (loss)	109,820	(47,566)	216,241	(120,527)
Net earnings / (loss) to Noncontrolling Interests	23,534	(16,262)	29,718	(24,301)
Net earnings / (loss) to Common Shareholders	86,286	(31,304)	186,523	(96,226)
Earnings / (loss) per Common Share
Basic	$0.42	$(0.18)	$0.92	$(0.64)
Diluted	$0.42	$(0.18)	$0.92	$(0.64)

Weighted Average Common Shares:
Basic	200,609	173,757	201,860	160,458
Diluted	204,736	173,757	205,986	160,458

Effective tax rate	37%	11%	38%	33%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Statement of Earnings
Net Revenues, less mandatorily redeemable preferred interest	676,825	577,866	347,260	186,874	298,751	383,080

Non-Interest Expenses:
Compensation and Benefits	395,031	348,207	213,381	738,506	246,186	277,514
Non-Compensation expenses	106,764	107,331	84,697	148,136	106,221	100,097
Earnings / (loss) before income taxes	175,030	122,328	49,182	(699,768)	(53,656)	5,469
Income tax expense / (benefit)	65,210	48,333	16,756	(230,283)	(6,090)	4,016
Net earnings / (loss)	109,820	73,995	32,426	(469,485)	(47,566)	1,453
Net earnings / (loss) to Noncontrolling Interests	23,534	12,095	(5,911)	(29,583)	(16,262)	5,838
Net earnings / (loss) to Common Shareholders	86,286	61,900	38,337	(439,902)	(31,304)	(4,385)
Diluted earnings / (loss) per Common Share	$0.42	$0.30	$0.19	$(2.39)	$(0.18)	$(0.05)

Financial Ratios
Pretax Operating Margin	26%	21%	14%	-374%	-18%	1%
Compensation and Benefits / Net Revenues	56%	59%	62%	480%	90%	71%
Effective Tax Rate	37%	40%	34%	33%	11%	73%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Revenues by Source
Equities	149,385	129,645	102,832	87,054	134,853	165,250
Fixed Income and Commodities	312,659	276,616	203,344	103,890	72,875	72,763
High Yield	94,882	60,907	(7,302)	(89,096)	(59,776)	31,218
Other	-	1,638	6,034	-	-	-
Total	556,926	468,806	304,908	101,848	147,952	269,231

Investment banking	122,529	120,831	37,086	87,184	130,125	109,372

Asset management fees and investment (loss) / income from managed funds:
Asset management fees	12,564	3,714	3,762	4,765	3,804	4,758
Investment (loss) / income from managed funds	8,402	(3,158)	(3,799)	(39,946)	(7,235)	8,721
Total	20,966	556	(37)	(35,181)	(3,431)	13,479
Net Revenues	700,421	590,193	341,957	153,851	274,646	392,082
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	23,596	12,327	(5,303)	(33,023)	(24,105)	9,002
Net Revenues, less Mandatorily Redeemable Preferred Interest	676,825	577,866	347,260	186,874	298,751	383,080

Other Data
Number of Trading Days	64	63	61	64	64	64
Full Time Employees	2,513	2,307	2,296	2,241	2,436	2,343
Common Shares Outstanding	169,332	171,927	169,195	163,216	163,429	162,121
Weighted Average Common Shares:
Basic	200,609	201,902	203,310	183,691	173,757	165,694
Diluted	204,736	206,027	203,326	183,691	173,757	165,694

As of September 30, 2009, common stockholders' equity amounted to $2.1 billion, resulting in book value of $12.66 per common share

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(UNAUDITED)

		September 30, 2009

Common shares outstanding		169,331,686
Outstanding restricted stock units		27,280,983
Adjusted shares outstanding		196,612,669

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended September 30, 2009	Nine months ended September 30, 2009

Shares Outstanding (weighted average)	(1)	171,112,682	169,022,985
Unearned restricted stock	(2)	(2,234,843)	(1,245,109)
Earned restricted stock units	(3)	26,755,394	27,980,470
Other issuable shares	(4)	4,975,726	6,101,707
Common Shares for Basic EPS		200,608,959	201,860,053

Stock Options	(5)	21,791	20,711
Mandatorily redeemable convertible preferred stock	(6)	4,105,138	4,105,138
Common Shares for Diluted EPS		204,735,888	205,985,902

(1)		Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)		As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)		As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)		Other shares issuable not pursuant to any contingency include shares issuable to settle previously granted restricted stock awards, shares issuable under certain deferred compensation plans and shares issuable in connection with earnout agreements.

(5)		Calculated under the treasury stock method in accordance with FASB 128, Earnings per Share. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)		Calculated under the if-converted method in accordance with FASB 128, Earnings per Share. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, Chief Financial Officer
212-284-2338